Exhibit (12)(a)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Three Months Ended March 31, 1994 and 1993


                                               Three Months Ended March 31,
                                              ------------------------------
                                                   1994            1993
                                               ------------    ------------
                                                      (in Thousands)

Pretax income                                    $  36,715       $  34,690
Add fixed charges:
  Interest on deposits                              40,681          40,307
  Interest on borrowings                            10,057           8,848
  Portion of rental expense representing
    interest expense                                   673             662
                                                -----------     -----------
      Total fixed charges                           51,411          49,817
                                                -----------     -----------
    Income before fixed charges                  $  88,126       $  84,507
                                                ===========     ===========

Total fixed charges                              $  51,411       $  49,817
Preferred stock dividends                              -               515
Tax effect of preferred stock dividends                -               305
                                                -----------     -----------
Combined fixed charges and preferred stock
  dividends                                      $  51,411       $  50,637
                                                ===========     ===========

Pretax income                                    $  36,715       $  34,690
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                            10,057           8,848
  Portion of rental expense representing
    interest expense                                   673             662
                                                -----------     -----------
      Total fixed charges                           10,730           9,510
                                                -----------     -----------
    Income before fixed charges (excluding
      interest on deposits)                      $  47,445       $  44,200
                                                ===========     ===========

Total fixed charges                              $  10,730       $   9,510
Preferred stock dividends                              -               515
Tax effect of preferred stock dividends                -               305
                                                -----------     -----------
Combined fixed charges and preferred stock
  dividends                                      $  10,730       $  10,330
                                                ===========     ===========


Ratio of Earnings to Fixed Charges:
  Including interest on deposits                    1.71x           1.67x
  Excluding interest on deposits                    4.42x           4.28x


Exhibit (12)(b)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
Three Months Ended March 31, 1994 and 1993


                                               Three Months Ended March 31,
                                              ------------------------------
                                                   1994             1993
                                               ------------     ------------
                                                      (in Thousands)

Pretax income                                    $  36,715        $  34,690
Add fixed charges:
  Interest on deposits                              40,681           40,307
  Interest on borrowings                            10,057            8,848
  Portion of rental expense representing
    interest expense                                   673              662
                                                -----------      -----------
      Total fixed charges                           51,411           49,817
                                                -----------      -----------
    Income before fixed charges                  $  88,126        $  84,507
                                                ===========      ===========

Pretax income                                    $  36,715        $  34,690
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                            10,057            8,848
  Portion of rental expense representing
    interest expense                                   673              662
                                                -----------      -----------
      Total fixed charges                           10,730            9,510
                                                -----------      -----------
    Income before fixed charges (excluding
      interest on deposits)                      $  47,445        $  44,200
                                                ===========      ===========

Ratio of Earnings to Fixed Charges:
  Including interest on deposits                    1.71x            1.70x
  Excluding interest on deposits                    4.42x            4.65x
